(OMNI ENERGY SERVICES CORP. LOGO)          NEWS RELEASE             Nasdaq: OMNI
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      4500 NE Evangeline Thwy o Carencro, LA 70520 o Phone o 337-896-6664
                               o Fax 337-896-6655

FOR IMMEDIATE RELEASE                                                  NO. 05-13

FOR MORE INFORMATION CONTACT:
G. Darcy Klug, Executive Vice President (337) 896-6664


                       OMNI REPORTS FIRST QUARTER RESULTS
  Revenues Jump 41%; EBITDA Surges 64%; Operating Income and Net Income Doubles

         CARENCRO, LA - MAY 16, 2005 - OMNI ENERGY SERVICES CORP. (NASDAQ NM:
OMNI) announced today that its net income for the first quarter ended March 31, 2005 more than doubled the amounts previously reported for the same three-month period ended March 31, 2004. On revenues of $15.3 million, a 41% increase in revenues, OMNI reported net income of $0.2 million ($0.02 per diluted share) for the three-month period ended March 31, 2005. Additionally, operating income rose to $1.3 million, more than double the $0.6 million reported for the same period ended March 31, 2004. During this same period, the Company's EBITDA surged $1.1 million to $2.9 million, a 64% increase over the $1.8 million reported in the comparable 2004 three-month period. EBITDA, which is a non-GAAP financial measure, is provided herein to assist investors in better understanding the Company's financial performance. See our reconciliation of net income to EBITDA, and a discussion of why the non-GAAP measure of EBITDA is useful on the last page of this press release.

         For the three-month period ended March 31, 2004, the Company reported net income of $0.1 million on revenues of $10.9 million. After preferred stock dividends, OMNI reported a net loss available to common stockholders of $(0.4) million, or $(0.04) per diluted share for the quarter ended March 31, 2004.

         Commenting on the first quarter's results, James C. Eckert, Chief Executive Officer stated, "We were really pleased with the first quarter's results in spite of higher than normal interest costs. The improved first quarter's results were driven primarily by our seismic drilling operations where first quarter 2005 revenues increased 12.4% over revenues in the corresponding 2004 quarter and operating income surged to 23.4% in the 2005 first quarter as compared to 9.4% in the 2004 first quarter. While drilling revenues slowed early in the second quarter of 2005 due to permit delays, backlog in this sector is very strong for the remainder of this year."

         "Results from our Aviation Division continue to improve and profitability in our Environmental Division remains strong with revenues increasing as we enter the second quarter," continued Eckert. "Previously announced expansion plans in our Environmental Division will not only improve revenues, the capital investment in certain facilities and equipment should improve this business unit's profitability by expanding its asset utilization and increasing facility capacity. OMNI's management is continuing to explore opportunities to lower debt and increase operating revenues. We believe this is the time tested method to build shareholder value," concluded Eckert.

         Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business divisions: Seismic Drilling (including drilling, survey and permitting services), Aviation Transportation (including helicopter support and Environmental Services). OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, completion of strategic transactions under consideration by OMNI, completion of the previously announced Senior Credit Facility on favorable terms, or at all, and other risks detailed in the Company's filings with the Securities and Exchange Commission. No assurance can be given that the financing discussed herein will be completed.

                           OMNI ENERGY SERVICES CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                          THREE MONTHS ENDED MARCH 31,
                                                          ----------------------------
                                                            2004                2005
                                                          --------            --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Operating revenue ...................................     $ 10,853            $ 15,290
Operating expenses:
    Direct costs ....................................        7,945              10,107
    Depreciation and amortization ...................        1,129               1,607
    General and administrative expenses .............        1,148               2,299
                                                          --------            --------
        Total operating expenses ....................       10,222              14,013
                                                          --------            --------

Operating income ....................................          631               1,277
Interest expense ....................................          415               1,118
Other (income) expense, net .........................           29                 (43)
                                                          --------            --------
Income from continuing operations before income taxes          187                 202
Income tax expense ..................................           --                  --
                                                          --------            --------
Income from continuing operations ...................          187                 202
Loss from discontinued operations, net of taxes .....         (102)                 --
                                                          --------            --------
Net income ..........................................           85                 202
Dividends and accretion of preferred stock ..........         (485)                 --
                                                          --------            --------
Net income (loss) available to common stockholders ..     $   (400)           $    202
                                                          ========            ========

Basic income (loss) per share:
   Income (loss) from continuing operations .........     $  (0.03)           $   0.02
   Loss from discontinued operations ................        (0.01)                 --
                                                          --------            --------
   Net income (loss) available to common stockholders     $  (0.04)           $   0.02
                                                          ========            ========
Diluted income (loss) per share:
   Income (loss) from continuing operations .........     $  (0.03)           $   0.02
   Loss from discontinued operations ................        (0.01)                 --
                                                          --------            --------
   Net income (loss) available to common stockholders     $  (0.04)           $   0.02
                                                          ========            ========

Weighted average common shares outstanding:
   Basic ............................................        9,966              11,408
   Diluted ..........................................        9,966              11,421

         Set forth below is a reconciliation of net income to EBITDA. Management uses EBITDA to measure the operating results and effectiveness of our ongoing business. We believe this measurement is important to our investors and financial analysts because it allows them to evaluate more effectively the Company's performance using the same measurements that management uses. EBITDA is an indication of the Company's ability to generate cash used to internally fund our expansion plans and service our debt obligations. This non-GAAP financial measure may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share, operating cash flow or other GAAP operating measurements. The results shown below include results for the three months ended March 31, 2004 and 2005.

                           OMNI ENERGY SERVICES CORP.
                         UNAUDITED OTHER FINANCIAL DATA

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                       2004        2005
                                                      -------     -------
                                                        (IN THOUSANDS)
Net income (loss) ...............................     $    85     $   202
Plus:
  Loss from discontinued operations, net of taxes         102          --
  Interest expense ..............................         415       1,118
  Other (income) expense ........................          29         (43)
  Depreciation and amortization .................       1,129       1,607
                                                      -------     -------
      Total EBITDA ..............................     $ 1,760     $ 2,884
                                                      =======     =======


         The Securities and Exchange Commission (SEC) has adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the SEC, disclosures and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP.


         EBITDA consists of earnings (net income) before interest expense, provision for income taxes, depreciation and amortization. Additionally, EBITDA has been adjusted to include loss from discontinued operations and other (income) expense because these items are either non-recurring or non-cash to arrive at total EBITDA. This term, as we define it, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles.